UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

KORE GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following Frequently Asked Questions were made available to customers of KORE Group Holdings, Inc., a Delaware corporation (“KORE”) on February 27, 2026.

Customer Frequently Asked Questions

1.	Who are Searchlight Capital and Abry Partners and what do they do?

Searchlight Capital and Abry Partners are each world-leading private investment firms with assets of over US$30 billion managed or advised worldwide.

2.	What does it mean for KORE to be acquired by affiliates of Searchlight Capital and Abry Partners?

Searchlight Capital, Abry Partners and KORE have entered into a merger agreement whereby entities associated with Searchlight Capital and Abry Partners will acquire all of the outstanding KORE shares they do not already own. Once the transaction is complete, the entities associated with Searchlight Capital and Abry Partners will be the owners of KORE and will operate the company as a privately held company instead of as a publicly traded one.

3.	Why is KORE being acquired?

A Special Committee of KORE’s Board of Directors explored various strategic alternatives and carefully considered the best way to maximize stockholder value. Ultimately, they determined that a transaction with Searchlight Capital and Abry Partners was in the best interest of KORE stockholders and that by moving forward with Searchlight Capital and Abry Partners, the company could prioritize the investments in its business that have a longer-term return on investment.

4.	Why were Searchlight Capital and Abry Partners interested in KORE?

After reviewing KORE’s recent successes and the company’s strategic vision, Searchlight Capital and Abry Partners were excited about the potential for KORE.

5.	Why couldn’t we be informed about this prior?

As a public company, we are legally required to keep news like this strictly confidential until it is officially announced to the public. This is to ensure that everyone in the market receives the information at the same time. We are sharing this with you now at the very first opportunity, and we're excited to talk about this new chapter for KORE.

6.	Is KORE still a public company?

KORE will remain a publicly traded company until stockholders have an opportunity to review, assess, respond to, and ultimately, approve the transaction, and other closing conditions are satisfied. After these steps are completed, KORE will become privately held and its stock will no longer be listed or traded on a securities exchange. The deal is expected to close in in the second or third quarter of this year, after all closing conditions are met.

7.	What steps are necessary before the transaction is completed?

As announced today, entities associated with Searchlight Capital, Abry Partners and KORE have entered into a merger agreement. Once the KORE stockholders approve the proposed transaction and all other closing conditions are met, the merger will be completed.

8.	What are Searchlight Capital and Abry Partners’s goals and expectations?

Searchlight and Abry are supportive of KORE’s vision and strategic plans.

9.	How can I learn more about the terms of the acquisition?

KORE intends to file a proxy statement with the SEC in connection with its solicitation of proxies regarding the stockholder vote to approve the merger. Interested parties, including employees, will be able to obtain a free copy of these documents (when they become available) and other documents filed by KORE with the SEC at the SEC’s website at www.sec.gov.

10.	Will there be any changes in product and services? Will KORE continue to offer its existing suite of IoT offerings?

We believe this transaction allow us to increase our focus on long-term success that will benefit customers and other stakeholders. As a private company, we expect to continue to accelerate innovation, increase efficiency and expand our product offerings. Our full suite of IoT services will continue to be available. We are focused on delivering excellent customer service.

11.	Will my contracts remain valid?

All current contracts will remain in place with no change in our business agreements.

12	Will there be any changes to our sales or support teams?

Meeting the needs of our customers remains one of our highest priorities. You will see no operational impacts as a result of this transaction.

13.	Will there be any pricing changes as a result of this transaction?

This transaction does not impact our current pricing plans.

Additional Information and Where to Find It

In connection with the proposed merger, KORE intends to file a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies regarding the stockholder vote to approve the merger. KORE and KONA Parent, L.P. also intend to jointly file a transaction statement on Schedule 13E-3 with the SEC. KORE STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE PROXY CARD, THE SCHEDULE 13E-3 AND ANY OTHER RELATED MATERIALS FILED WITH THE SEC WHEN THESE DOCUMENTS BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES THERETO. Stockholders of KORE will be able to obtain a free copy of these documents (when they become available) and other documents filed by KORE with the SEC at the SEC’s website at www.sec.gov. In addition, KORE stockholders will be able to obtain a free copy of the proxy statement and all related documents filed by KORE with the SEC (when they become available) from KORE’s website at www.korewireless.com.

Participants in the Solicitation

KORE and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from KORE’s stockholders in connection with the proposed transactions. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of KORE’s executive officers and directors in the solicitation by reading KORE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on April 30, 2025, and its definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 30, 2025 (the “2025 Proxy Statement”). To the extent that holdings of KORE’s securities have changed since the amounts printed in the 2025 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger, which may, in some cases, be different than those of KORE’s stockholders generally, will be included in the proxy statement relating to the proposed merger when it is filed by KORE with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and KORE’s website at www.korewireless.com.

Forward-Looking Statements

In addition to historical information, this document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the completion of the transaction and timing for closing, the receipt of regulatory approvals, the benefits expected from the transaction, and KORE’s current expectations and projections relating to its future performance and business following closing. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of KORE to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could cause actual results to differ materially from those in the forward-looking statements include: the risks that the transaction will not close in the timeframe expected, or at all; the risk that the expected benefits and effects of the transaction will not be achieved; the risk that the requisite number of KORE stockholders fail to approve the transaction; the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the risk that KORE’s business will suffer due to uncertainty related to the transaction; and other general economic and business risks. For a discussion of other risk factors that may impact KORE’s business, please see KORE’s filings with the SEC. KORE disclaims any obligation or duty to update or modify these forward-looking statements.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.